SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 3, 2010
(Date of earliest event reported)

PRINCIPAL FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16725	42-1520346
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

711 High Street, Des Moines, Iowa 50392
(Address of principal executive offices)

(515) 247-5111
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))
_________________________

Item 2.02. Results of Operations and Financial Condition

On May 3, 2010, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended March 31, 2010. The text of the announcement is included herewith as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

99 First Quarter 2010 Earnings Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRINCIPAL FINANCIAL GROUP, INC.

By: _/s/ Terrance J. Lillis
Name: Terrance J. Lillis
Title: Senior Vice President and Chief Financial
Officer

Date: May 3, 2010

EXHIBIT 99
RELEASE:	On receipt
MEDIA CONTACT: Susan Houser, 515-248-2268, houser.susan@principal.com
INVESTOR RELATIONS CONTACT: John Egan, 515-235-9500, investor-relations@principal.com

PRINCIPAL FINANCIAL GROUP, INC. REPORTS FIRST QUARTER 2010 RESULTS

Des Moines, IA (May 3, 2010) – Principal Financial Group, Inc. (NYSE: PFG) today announced results for first quarter 2010. The company reported net income available to common stockholders of
$190.8 million, or $0.59 per diluted share for the three months ended March 31, 2010, compared to $112.8 million, or $0.43 per diluted share for the three months ended March 31, 2009. The company reported operating earnings of $255.6 million for first quarter 2010, compared to $164.0 million for first quarter
2009. Operating earnings per diluted share (EPS) for first quarter 2010 were $0.79 compared to $0.63 for the same period in 2009. Operating revenues for first quarter 2010 were $2,333.8 million compared to
$2,261.2 million for the same period last year.[1] Assets under management (AUM) were $293.4 billion as of March 31, 2010 compared to $236.6 billion as of March 31, 2009.

“First quarter was a very solid start to the year, as we continue to position the company for sustainable, profitable growth as the recovery builds over time,” said Larry D. Zimpleman, chairman, president and chief executive officer. “We delivered significant improvement in operating earnings, EPS, net income, AUM and book value per share, reflecting improved credit and equity market conditions, and our ongoing discipline around expenses and the investment portfolio.”

Measure	Change from first quarter 2009	Change from fourth quarter 2009
	to first quarter 2010	to first quarter 2010
Operating Earnings	+56%	+27%
EPS	+25%	+27%
Net Income	+69%	+34%
AUM	+24%	+3%
Book value per share[2]	+212%	+9%

“We see clear signs the economy is starting to recover,” said Zimpleman. “As this has occurred, our three largest U.S. accumulation businesses[3] have delivered meaningful sequential improvement in sales, with
$4.3 billion in total for the first quarter, generating more than $900 million of positive net cash flows. While we see improving trends, small and medium businesses continue to proceed with caution, and our sales remain below 2007 levels. Job losses have slowed, but small business confidence levels are still low[4] and we’ve yet to see consistent signs of employment growth in the small business segment, which is critical to driving growth in the U.S. economy.”
____________________
[1] Use of non-GAAP financial measures is discussed in this release after Segment Highlights.
2 GAAP book value, including accumulated other comprehensive income
[3] Full Service Accumulation, Principal Funds and Individual Annuities
[4] National Federation of Independent Business' Small Business Optimism Index dropped 1.2 points to 86.8 in March, with only one of its ten components showing improvement.

Added Terry Lillis, senior vice president and chief financial officer, “In our customer base of small and medium businesses, we continue to see a number of positive trends, with membership declines slowing and employers beginning to restore 401(k) matching contributions. We’re also seeing sales pipelines build.
And we continue to demonstrate industry leadership; in our investment offerings, and by launching services such as RetireViewSM , our new asset allocation program for retirement plans. As more normal employment and economic conditions return, we remain well-positioned for improved long-term growth and profitability.”

2010 Awards and Recognition
·	The Principal was recognized by the Ethisphere Institute as one of the World’s Most Ethical Companies,
one of only three financial services companies included in the 2010 list.
·	Principal Funds received two Lipper Fund Awards for consistent multi-year performance; and four
LifeTime Funds were recognized by Barron’s for top performance in their category.[5]
·	For the eighth consecutive year, The Principal was named a top 50 company by the National Association of Female Executives.
·	BrasilPrev, the company’s pension joint venture in Brazil, was recognized by Consumidor Moderno
Magazine as the number one company in the pension segment for customer service.
Additional Highlights
·	Operating return on average equity excluding accumulated other comprehensive income improved 90 basis points from year-end 2009 to 11.5 percent for the trailing twelve months ended March 31, 2010.
·	Strong sales of the company’s three key U.S. retirement and investment products in the first quarter, despite a difficult sales environment with $1.7 billion for Full Service Accumulation, $2.1 billion for
Principal Funds and $0.5 billion for Individual Annuities.
·	Strong capital and liquidity, with: an estimated risk based capital ratio of 440 to 450 percent at quarter-end;
approximately $1.8 billion of excess capital;[6] and $5.6 billion of liquid assets.
Net Income
Net income available to common stockholders of $190.8 million for first quarter 2010 includes $7.8 million of losses related to other after-tax adjustments, reflecting the tax impact of healthcare reform legislation enacted in first quarter 2010, and net realized capital losses of $57.0 million, which includes:
·	$54.1 million of losses related to sales and permanent impairments of fixed maturity securities including
$36.9 million of losses on commercial mortgage backed securities; partially offset by $9.1 million of gains related to sales of fixed maturity securities; and
·	$11.2 million of losses on commercial mortgage whole loans.

Segment Highlights
U.S. Asset Accumulation
Segment operating earnings for first quarter 2010 were $157.0 million, compared to $93.1 million for the same period in 2009, reflecting a 16 percent increase in average account values, and strong expense management. Full service accumulation earnings increased $25.2 million from a year ago to $76.3 million for first quarter 2010 primarily due to a 24 percent increase in average account values. Individual annuities
____________________
[5] Barron’s quarterly fund report, based on data from Lipper, top among peers based on first quarter 2010 performance.
[6] Excess capital includes cash at the holding company and capital at the life company above that needed to maintain a 350 percent
NAIC risk based capital ratio for the life company.

earnings increased $25.5 million from a year ago to $30.8 million for first quarter 2010. The increase reflects: an 11 percent increase in average account values; and $16.5 million pre-tax of higher amortization of deferred policy acquisitions costs (DPAC) in first quarter 2009, primarily the result of unfavorable equity market performance in that period. Principal Funds earnings increased $8.4 million from a year ago to $10.2 million for first quarter 2010 primarily due to a 27 percent increase in average account values.
Operating revenues for the first quarter were $1,012.7 million, compared to $1,007.5 million for the same period in 2009. Fee revenues from the accumulation businesses, which increased $60.8 million, or
22 percent from the year ago quarter, were substantially offset by a $42.3 million decline in revenues from
Investment Only (the institutional GIC and funding agreement business), which the company has been scaling back over the last several quarters.
Segment assets under management were $165.9 billion as of March 31, 2010, compared to $133.9 billion as of March 31, 2009.

Global Asset Management
Segment operating earnings for first quarter 2010 were $12.0 million, compared to $6.8 million in the prior year quarter, primarily due to a 13 percent increase in average assets under management.
Operating revenues for first quarter were $113.8 million, compared to $104.4 million for the same period in 2009 reflecting higher management fees due to growth in assets under management.
Non-affiliated assets under management were $74.9 billion as of March 31, 2010, compared to $64.8 billion as of March 31, 2009.

International Asset Management and Accumulation
Segment operating earnings for first quarter 2010 were $37.9 million compared to $17.0 million for the same period in 2009, reflecting higher fee revenues due to higher average assets under management and improving macroeconomic conditions.
Operating revenues were $181.1 million for first quarter, compared to $64.0 million for the same period last year. The increase reflects: more favorable macroeconomic conditions, including higher yields on inflation-linked investments in Chile and strengthening of Latin American currencies against the U.S. dollar; and
strong revenue growth on a local basis.
Segment assets under management were a record $35.7 billion as of March 31, 2010, compared to
$23.5 billion as of March 31, 2009. The increase includes $3.1 billion of net cash flows over the trailing twelve months, or 13 percent of beginning of period AUM.

Life and Health Insurance
Segment operating earnings for first quarter 2010 were $69.8 million, compared to $71.8 million for the same period in 2009. Individual Life earnings were a strong $30.5 million in first quarter 2010, compared to $22.8 million in first quarter 2009. The increase primarily reflects growth in the block of business and ongoing expense management. Health division earnings were $25.7 million in first quarter 2010 compared to $31.9 million in first quarter 2009. The change primarily reflects a decline in insured medical covered members from a year ago. Specialty Benefits earnings were $13.6 million in first quarter 2010 compared to $17.1 million in first quarter 2009, primarily due to unfavorable group disability claims experience.
Operating revenues for first quarter were $1,057.9 million, compared to $1,131.0 million for the same period a year ago. The variance was primarily due to a 15 percent decrease in Health division premiums, reflecting a decline in group medical covered members.

Corporate
Operating losses for first quarter 2010 were $21.1 million, compared to operating losses of $24.7 million for the same period in 2009.

Forward looking and cautionary statements
This press release contains forward-looking statements, including, without limitation, statements as to operating earnings, net income available to common stockholders, net cash flows, realized and unrealized losses, capital and liquidity positions, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update or revise these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2009, filed by the company with the Securities and Exchange Commission, as updated or supplemented from time to time in subsequent filings. These risks and uncertainties include, without limitation: adverse capital and credit market conditions that may significantly affect the company’s ability to meet liquidity needs, access to capital and cost of capital; a continuation of difficult conditions in the global capital markets and the general economy that may materially adversely affect the company’s business and results of operations;
the actions of the U.S. government, Federal Reserve and other governmental and regulatory bodies for purposes of stabilizing the financial markets might not achieve the intended effect; the risk from acquiring new businesses, which could result in the impairment of goodwill and/or intangible assets recognized at the time of acquisition; impairment of other financial institutions that could adversely affect the company; investment risks which may diminish the value of the company’s invested assets and the investment returns credited to customers, which could reduce sales, revenues, assets under management and net income; requirements to post collateral or make payments related to declines in market value of specified assets may adversely affect company liquidity and expose the company to counterparty credit risk; changes in laws, regulations or accounting standards that may reduce company profitability; fluctuations in foreign currency exchange rates that could reduce company profitability;
Principal Financial Group, Inc.’s primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and regulatory restrictions on the ability of subsidiaries to pay such dividends; competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; a pandemic, terrorist attack or other catastrophic event; and default of the company’s reinsurers.

Use of Non-GAAP Financial Measures
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company’s financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in the future reporting periods. Management also uses non-GAAP measures for goal setting, as a basis for determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

Earnings Conference Call
On Tuesday, May 4, 2010 at 10:00 A.M. (ET), Chairman, President and Chief Executive Officer Larry
Zimpleman and Senior Vice President and Chief Financial Officer Terry Lillis will lead a discussion of results, asset quality and capital adequacy during a live conference call, which can be accessed as follows:
· Via live Internet webcast. Please go to www.principal.com/investor at least 10-15 minutes prior to the start of the call to register, and to download and install any necessary audio software.
· Via telephone by dialing 800-374-1609 (U.S. and Canadian callers) or 706-643-7701 (International callers) approximately 10 minutes prior to the start of the call. The access code is 66747663.
· Replays of the earnings call are available at: www.principal.com/investor or by dialing 800-642-1687
(U.S. and Canadian callers) or 706-645-9291 (International callers). The access code is 66747663.
Replays will be available approximately two hours after the completion of the live earnings call through the end of day May 11, 2010.
The company's financial supplement and additional investment portfolio detail for first quarter 2010 is currently available at www.principal.com/investor, and may be referred to during the call.

About the Principal Financial Group
The Principal Financial Group® (The Principal ® )[7] is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $293.4 billion in assets under management[8]
and serves some 18.7 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit www.principal.com.

###

____________________
[7] "The Principal Financial Group" and “The Principal” are registered service marks of Principal Financial Services, Inc., a member of the
Principal Financial Group.
8 As of March 31, 2010

Summary of Segment and Principal Financial Group, Inc. Results

	Operating Earnings (Loss)* *in millions*	
	Three Months Ended,	
Segment	03/31/10	03/31/09
U.S. Asset Accumulation	$157.0	$93.1
Global Asset Management	12.0	6.8
International Asset Management and Accumulation	37.9	17.0
Life and Health Insurance	69.8	71.8
Corporate	(21.1)	(24.7)
Operating Earnings	**255.6**	**164.0**
Net realized capital losses, as adjusted	(57.0)	(50.9)
Other after-tax adjustments	(7.8)	(0.3)
Net income available to common stockholders	**$190.8**	**$112.8**
	Per Diluted Share	
	Three Months Ended,	
	03/31/10	03/31/09
Operating Earnings	**$0.79**	**$0.63**
Net realized capital losses, as adjusted	(0.18)	(0.20)
Other after-tax adjustments	(0.02)	0.00
Net income available to common stockholders	**$0.59**	**$0.43**
Weighted-average diluted common shares outstanding	**322.1**	**260.5**

*Operating earnings versus U.S. GAAP (GAAP) net income available to common stockholders
Management uses operating earnings, which excludes the effect of net realized capital gains and losses, as adjusted, and other after-
tax adjustments, for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. Note: it is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing our consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company’s businesses.

Page 9

Principal Financial Group, Inc.
Results of Operations
(in millions)

	Three Months Ended,	
	03/31/10	03/31/09
Premiums and other considerations	$ 878.9	$ 949.9
Fees and other revenues	567.6	473.5
Net investment income	863.0	828.5
Net realized capital gains, excluding impairment losses on available-for-sale securities	33.7	32.7
Total other-than-temporary impairment losses on available-for-sale securities	(84.6)	(146.6)
Portion of impairment losses on fixed maturities, available-for-sale recognized in other comprehensive income	5.4	50.6
Net impairment losses on available-for-sale securities	(79.2)	(96.0)
Net realized capital losses	(45.5)	(63.3)
Total revenues	2,264.0	2,188.6
Benefits, claims and settlement expenses	1,275.3	1,306.6
Dividends to policyholders	56.5	63.5
Operating expenses	675.9	688.4
Total expenses	2,007.7	2,058.5
Income before income taxes	256.3	130.1
Income taxes	52.7	7.5
Net income	203.6	122.6
Net income attributable to noncontrolling interest	4.6	1.6
Net income attributable to PFG	199.0	121.0
Preferred stock dividends	8.2	8.2
Net income available to common stockholders	$ 190.8	$ 112.8
Less:		
Net realized capital losses, as adjusted	(57.0)	(50.9)
Other after-tax adjustments	(7.8)	(0.3)
Operating earnings	$ 255.6	$ 164.0

Selected Balance Sheet Statistics

	Period Ended,		
	03/31/10	12/31/09	03/31/09
Total assets (in billions)	$ 140.8	$ 137.8	$ 123.2
Total common equity (in millions)	$ 8,013.6	$ 7,351.5	$ 2,086.6
Total common equity excluding accumulated other comprehensive income (in millions)	$ 8,591.5	$ 8,393.5	$ 6,927.7
End of period common shares outstanding (in millions)	319.7	319.0	260.0
Book value per common share	$ 25.07	$ 23.05	$ 8.03
Book value per common share excluding accumulated other comprehensive income	$ 26.87	$ 26.31	$ 26.65

Page 10

Principal Financial Group, Inc.
Reconciliation of Non-GAAP Financial Measures to U.S. GAAP
(in millions, except as indicated)

	Three Months Ended,	
	03/31/10	03/31/09
Diluted Earnings Per Common Share:		
Operating Earnings	0.79	0.63
Net realized capital losses	(0.18)	(0.20)
Other after-tax adjustments	(0.02)	-
Net income available to common stockholders	0.59	0.43
Book Value Per Common Share Excluding Accumulated Other Comprehensive Income:		
Book value per common share excluding accumulated other comprehensive income	26.87	26.65
Net unrealized capital losses	(0.57)	(15.90)
Foreign currency translation	(0.02)	(0.60)
Net unrecognized postretirement benefit obligations	(1.21)	(2.12)
Book value per common share including accumulated other comprehensive income	25.07	8.03
Operating Revenues:		
USAA	1,012.7	1,007.5
GAM	113.8	104.4
IAMA	181.1	64.0
Life and Health	1,057.9	1,131.0
Corporate	(31.7)	(45.7)
Total operating revenues	2,333.8	2,261.2
Net realized capital losses and related adjustments	(69.8)	(72.5)
Terminated commercial mortgage securities issuance operation	-	(0.1)
Total GAAP revenues	2,264.0	2,188.6
Operating Earnings:		
USAA	157.0	93.1
GAM	12.0	6.8
IAMA	37.9	17.0
Life and Health	69.8	71.8
Corporate	(21.1)	(24.7)
Total operating earnings	255.6	164.0
Net realized capital losses	(57.0)	(50.9)
Other after-tax adjustments	(7.8)	(0.3)
Net income available to common stockholders	190.8	112.8
Net Realized Capital Gains (losses):		
Net realized capital gains losses, as adjusted	(57.0)	(50.9)
Periodic settlements and accruals on derivatives not designated as hedging instruments	24.7	7.7
Amortization of DPAC and sales inducement costs	14.8	24.8
Certain market value adjustments of embedded derivatives	(2.2)	(4.0)
Capital gains (losses) distributed	2.0	(6.7)
Tax impacts	(31.4)	(36.8)
Noncontrolling interest capital gains	4.0	1.1
Recognition of front-end fee revenues	(0.4)	-
Certain market value adjustments to fee revenues	-	1.5
GAAP net realized capital losses	(45.5)	(63.3)
Other After Tax Adjustments:		
Tax impact of healthcare reform	(7.8)	-
Terminated commercial mortgage securities issuance operation	-	(0.3)
Total other after-tax adjustments	(7.8)	(0.3)